Jade Art Group Announces the Formation of a New Subsidiary

NEW YORK and JIANGXI, CHINA, January 11, 2008 - Jade Art Group Inc. (OTCBB:
JADG), historically a manufacturer of both hand-carved and machine-carved wood products in China, announced today the formation of Jiangxi SheTai Jade Industrial Co., Ltd. ("JST") as a wholly-owned subsidiary.

JST's business will involve the processing and sale of jade and jade-carved artwork, marking Jade Art Group's initial foray into the jade industry. This subsidiary will be located in Jiangxi Yujiang, China, which is a major collection and distribution center for these products. By forming JST, Jade Art Group expects to benefit from the strong demand for traditional jade jewelry and artwork in China.

Hua-Cai Song, CEO of Jade Art Group, stated, "Jade Art Group will leverage its existing design expertise and distribution network to quickly develop and grow our new subsidiary's product offerings."

About Jade Art Group Inc.

Jade Art Group Inc., operating through its existing operating subsidiaries in the People's Republic of China, is a manufacturer and seller of wood products, including both traditional hand-carved and machine-carved artwork and other wood pieces such as mantels, panels, furniture, ornamental bands, religious decorations and architectural accents.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Jade Art Group's projects and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," and similar expressions are forward-looking statements. Although Jade Art Group believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those set forth in our reports filed with the Securities and Exchange Commission, together with the risks discussed in our press releases and other communications to shareholders issued by us from time to time, such as our ability to raise capital as and when required, the availability of raw products and other supplies, competition, the costs of goods, government regulations, and political and economic factors in the People's Republic of China in which our subsidiaries operate.

Contact:

     Wanru Zhao
     Jade Art Group Inc.
     646-200-6328

     Darren Minton
     Winning IR Company, Ltd.
     212-823-0523
     darren.minton@winningir.com